Exhibit 10.1
Execution Version
EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this "Agreement") is entered into as of September 22, 2017, by and among Castor Maritime Inc., a Marshall Islands corporation (the "Company"), Spetses Shipping Co., a Marshall Islands corporation ("Spetses") and the shareholders of Spetses Shipping Co. listed on Schedules A.1-A.3 hereto (the "Shareholders"). The foregoing shall be referred to individually as a "Party" and collectively as the "Parties."
WHEREAS, the Shareholders own, beneficially and of record, one hundred percent (100%) of the issued and outstanding capital stock (the "Shares") of Spetses, which owns a 76,000 dwt drybulk carrier, namely the Magic P (the "Vessel");
WHEREAS, the Shareholders desire to sell to the Company, and the Company wishes to purchase, or cause its nominee to purchase the Shares, all upon the terms and subject to the conditions herein contained;
NOW, THEREFORE, in consideration of the mutual covenants described below and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:
SECTION 1.  Purchase and Sale of the Shares.
1.1          At the closing of the transactions contemplated herein (the "Closing") and upon the terms and conditions hereinafter set forth, the Shareholders shall deliver and sell all right title and interest in the Shares to the Company and the Company shall purchase the Shares for the issuance of the securities listed on Schedules A.1-A.3 hereto (the "Securities"). Subject to the provisions of Section 5, the Closing shall take place at such place as the Parties mutually agree as soon as possible, but in any event no later than the date that is five (5) business days after the date the conditions set forth in Section 5 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions. The date on which the Closing actually takes place is referred to as the "Closing Date".
SECTION 2.  Delivery of the Shares and Payment of the Securities.At the Closing:
2.1          The Shareholders shall deliver and transfer the Shares to the Company or its nominee.
2.2          The Company shall issue the Securities to the Shareholders with an entry on the Company's share register and recorded in the Company's books and records.
2.3.          The Parties intend that as from the date of this agreement Spetses shall not make any payments, other than in the ordinary course of business, and shall not distribute any cash or other assets of Spetses to the Shareholders or their affiliates at or prior to Closing.

SECTION 3.  Representations and Warranties of the Shareholders. The Shareholders hereby represent and warrant to the Company as follows:
3.1          (a)  If such Shareholder is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.
(b)  Spetses is a corporation, duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. Spetses has the power and authority to own or hold under lease the assets it owns, and to transact the business it transacts, and has the power and authority to execute and deliver any instruments or documents as required by this Agreement and to perform the provisions thereof. Other than the articles of incorporation and the by-laws of Spetses, there are no other agreements or documents to which Spetses is a party with respect to the governance or capitalization of Spetses.
3.2          The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Shareholders, and constitutes a legal, valid and binding obligation of the Shareholders, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy. reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.3          The Shares represent all of the issued and outstanding capital stock of Spetses. When sold and delivered in accordance with the terms of this Agreement for the Securities, the Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be free of any liens, claims or encumbrances of any kind whatsoever.
3.4          Neither the Shareholders nor Spetses is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Shareholders or the transfer, conveyance and sale of the Shares to be sold by the Shareholders to the Company pursuant to the terms hereof.
3.5          Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will conflict with or result in any violation of or constitute a breach of any of the terms or provisions of the articles of incorporation, the by-laws or other organizational documents of the Shareholders or Spetses.
3.6          All consents or approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by the Shareholders of this Agreement or the transactions contemplated hereby have been or at the Closing Date will have been obtained by the Shareholders and will be in full force and effect.
3.7          The Shareholders are the sole owners of, and have good, valid and marketable title to, the Shares which are to be transferred to the Company by the Shareholders pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, shareholder agreements, liens, pledges, charges, security interests, encumbrances, options, claims or other rights whatsoever.
3.8          There are no actions, suits, proceedings pending or, to the Shareholders' knowledge, threatened against the Shareholders or Spetses or against any of the properties or assets of the Shareholders or Spetses in any court or before any arbitrator of any kind or before or by any governmental authority. Neither the Shareholders nor Spetses is a party to or subject to any writ, order, decree or judgment and there is no action, suit, proceeding or investigation by the Shareholders or Spetses currently pending or which the Shareholders or Spetses intends to originate.
3.9          Spetses has good and marketable title to the respective Vessel and all her spares and stores, whether on board or not as of the Closing Date. There are no liens, pledges, charges, security interests, encumbrances, options, claims or other rights of any kind whatsoever on any property owned by Spetses other than any maritime liens incurred in the ordinary course of business and relating to amounts that are not yet due and payable ("Permitted Liens"). Spetses has no indebtedness or other liabilities, matured or unmatured, direct or contingent other than debt created in the ordinary course of business.
3.10          Spetses has disclosed to the Company any and all agreements, contracts, licenses, obligations, leases, commitments or the like, that Spetses has entered into or undertaken in relation to its Vessel. From the date of this Agreement and until completion of the Closing, Spetses shall not be a party to any other management agreement, administrative services agreement or any other contract, license, obligation, lease, agreement, commitment or the like, written or oral, other than the technical management agreement entered by Spetses relating to its Vessel, which means any United States, international or non-United States (including the Marshall Islands) rule, code of practice, convention, protocol, guideline or similar requirement or restriction concerning or relating to the Vessel and to which the Vessel is subject and required to comply with, imposed, published or promulgated by any relevant governmental authority and the International Maritime Organization.
3.11          The Vessel is operated in compliance with all applicable maritime guidelines and laws. Spetses is qualified to own and operate its Vessel under applicable laws, including the laws of its Vessel's flag state. The Vessel is seaworthy and in good operating condition, and has all national and international operating and trading certificates and endorsements, each of which is valid, that are required for the operation of such Vessel in the trades and geographic areas in which it is operated. The Vessel is classed by NIPPON KAIJI KYOKAI, a classification society which is a member of the International Association of Classification Societies and possesses class and trading certificates free from conditions or recommendations affecting class and valid through the Closing Date and no event has occurred and no condition exists that would cause the Vessel's class to be suspended or withdrawn. The Vessel is insured and all requirements and conditions of such insurance have been complied with. The Vessel has not been employed in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods, or in any manner whatsoever which may render any such Vessel liable to condemnation in a court or to destruction, seizure or confiscation. The Vessel has not touched bottom since their most recent respective dry-docking. Spetses is the sole owner of the Vessel and has good title to such Vessel free and clear of all cargo, charters, taxes, debts, encumbrances, mortgages and maritime liens. The Vessel has not carried crude petroleum or other "dirty" cargoes.

3.12          The Shareholders and Spetses are, and have heretofore operated, their respective businesses and the Vessel in compliance in all material respects with applicable laws including environmental and sanctions laws.
3.13          No broker or finder has acted for the Shareholders in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Shareholders.
3.14
(a)          With respect to Spetses (i) all Tax Returns required to be filed by, or with respect to, Spetses prior to the date hereof have been duly and timely filed; (ii) all such Tax Returns were true, correct and complete in all material respects; (iii) all Taxes (whether or not shown on a Tax Return) owed by Spetses have been timely paid; (iv) no Tax examination, audit or proceeding is currently being conducted with respect to Spetses; (v) Spetses has not received notification from any Tax authority that it intends to commence a Tax examination, audit or proceeding with respect to Spetses; (vi) no claim has ever been made by any Tax authority in a jurisdiction where Spetses does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Shareholders' knowledge is any such assertion threatened; (vii) there is no outstanding request with respect to Spetses for any extension of time within which to pay any Taxes or to file any Tax Returns; (viii) Spetses has not waived in writing any statute of limitations of assessment or collection in respect of any Taxes (other than a waiver that has expired or terminated); (ix) there are no liens for any Tax (other than Taxes not yet due and payable) on the assets of Spetses; (x) Spetses does not have any income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date that resulted in a deferred reporting of income from such transaction or from such change in accounting method; and (xi) Spetses has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party for all periods for which the statute of limitations has not expired.
(b)          Spetses is not or has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and the Company is not required to withhold Taxes on the purchase of the Shares by reason of Section 1445 of the Code.
(c)          Spetses is not a party to or bound by any contract, plan or arrangement covering any employee or former employee, nor is there any agreement (including this Agreement) that Spetses is a party to that under any circumstances could obligate Spetses, to make payments to an employee or former employee that, individually or in the aggregate, could give rise to any payment (nor have any payments been made) that would not be deductible pursuant to Section 162 or 280G of the Code. Spetses does not have any employees except the Vessel's crew.
(d)          Spetses has never been a member of an affiliated group filing a consolidated United States federal income Tax Return. Spetses is not a party to any tax allocation, tax sharing or tax indemnification agreement or similar contract or arrangement, whether formal or informal. Spetses has no liability for Taxes of any other person under the Code or any other law, as a transferee or successor, by contract or otherwise.
3.15          There are no sales, use or similar taxes or levies due in connection with the sale of the Shares to the Company hereunder.
3.16          The Shareholders understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any other applicable securities law and, accordingly, that none of the Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, unless either registered pursuant to, or in a transaction exempt from, applicable securities law.
3.17          The Securities purchased by the Shareholders are being acquired for investment purposes only and not with a view to any public distribution thereof in violation of any securities laws, and the Shareholders shall not offer to sell or otherwise dispose of the Securities so acquired by it in violation of any of the registration requirements of the Securities Act. The Shareholders acknowledge that they are able to fend for themselves, can bear the economic risk of their investments in the Securities, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in all of the Securities. The Shareholders understand that, when issued to the Shareholder at the Closing, none of the Securities will be registered pursuant to the 1933 Act and that all of the Securities will constitute "restricted securities" under the federal securities laws of the United States.
3.18          The Shareholders are not issuers, underwriters or dealers, within the meanings of Section 2 of the 1933 Act.
3.19          The Shareholders have neither solicited nor arranged (other than through any broker) for the solicitation of any orders to buy in anticipation of or in connection with the proposed sale of the Securities.
3.20          The Shareholders are not in the United States and are not a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the 1933 Act (a "U.S. Person"). The Securities were not offered to the Shareholders in the United States and at the time its buy order was made, it was outside the United States. Any agreement for the purchase of the Securities by the Shareholders was delivered to, completed, executed and delivered by, the Shareholders (or its authorized signatory) outside the United States. The Shareholders are not a "distributor" of securities, as that term is defined in Regulation S under the 1933 Act, nor a dealer in securities, and did not purchase the Securities for the account or benefit of, directly or indirectly, any U.S. Person.
SECTION 4.  Representations and Warranties of the Company.The Company represents and warrants to the Shareholders as follows:
4.1          The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Company has the

power and authority to transact the business it transacts and the Company has the power and authority to execute and deliver this Agreement and to perform the provisions hereof.
4.2          The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3          Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will conflict with or result in any violation of or constitute a breach of any of the terms or provisions of the articles of incorporation, the by-laws or other organizational documents of the Company.
4.4          All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by the Company of this Agreement or the transactions contemplated hereby have been or at the Closing Date will have been obtained by the Company and will be in full force and effect.
4.5          The Securities, when delivered to the Shareholders in accordance herewith, will be fully paid and non-assessable common shares, Series A Preferred Shares and Series BPreferred Shares of the Company and clear of all liens, claims and encumbrances (other than as may be created by the Shareholders).
4.6.          No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Company.
SECTION 5.  Conditions Precedent to Closing.
5.1          Conditions Precedent to Closing by the Company. The obligation of the Company to purchase the Shares is subject to satisfaction of the following conditions precedent at or before the Closing Date:
(a)          The representations and warranties made by the Shareholders in Section 3 hereof shall be true and correct in all material respects at the time of the Closing (without regard to any qualification therein as to materiality or material adverse effect), with the same force and effect as if they had been made at and as of the time of the Closing;
(b)          The Shareholders shall have duly complied with and performed in all material respects all covenants and agreements of the Shareholders herein which are required to be complied with and performed at or before the Closing;
(c)          (i)  There shall be no actions, suits or proceedings pending or, to the Shareholders' knowledge, threatened against or affecting the Shareholders or any property of the

Shareholders as of the date hereof in any court or before any arbitrator of any kind or before or by any governmental authority;
(d)          All notifications, consents, authorizations, approvals and clearances from each governmental authority and any other person required to be made or obtained, in connection with the transactions provided for in this Agreement shall have been made or obtained on terms satisfactory to the Company;
(e)          Since the date of this Agreement, Spetses shall not have experienced any Material Adverse Effect (for the purposes of this Agreement, a "Material Adverse Effect" shall mean an uninsured liability for which such has not paid or discharged, provided,if the Shareholders undertake to the Company to pay the costs of such liability or to set off such liability against the value of the Securities, such incident shall not be deemed to be a Material Adverse Effect);
(f)          The Company shall have been furnished with a certificate, dated as of the Closing Date and in form and substance satisfactory to the Company, executed by an authorized officer of Spetses and all of the Shareholders, certifying to the fulfillment of the conditions specified in Sections 5.1(a) through 5.1(e) hereof;
(g)          The Shareholders shall have delivered to the Company duly authorized and executed stock certificates representing the Shares along with duly executed stock powers in favor of the Company, the corporate formation and corporate governance documents and all amendments, minute books, stock book, share registers and all other corporate records of Spetses; and
(h)          The Shareholders shall have delivered to the Company a Certificate of Ownership and Encumbrance issued by the Deputy Maritime Commissioner of the Republic of the Marshall Islands on the Closing Date evidencing that (i) Spetses is the sole owner of the Vessel, and (ii) the Vessel is free from all encumbrances, mortgages and maritime liens.
5.2          Conditions Precedent to Closing by the Shareholders. The obligation of the Shareholders to sell and deliver the Shares is subject to satisfaction of the following conditions precedent at or before the Closing Date:
(a)          The representations and warranties made by the Company in Section 4 hereof shall be true and correct all material respects at the time of the Closing (without regard to any qualification therein as to materiality or material adverse effect), with the same force and effect as if they had been made at and as of the time of the Closing;
(b)          the Company shall have duly complied with and performed in all material respects all covenants and agreements of the Company herein which are required to be complied with and performed at or before the Closing Date;
(c)          the Shareholders shall have been furnished with a certificate, dated as of the Closing Date, executed by an authorized officer of the Company, certifying to the fulfillment of the conditions specified in Section 5.2(a) through 5.2(b) hereof; and

(d)          the Company shall issue the Securities, registered in the name of each Shareholder or its nominee, which shall be evidenced by a book-entry on the share register of the Company and will bear the following restrictive legend substantially in the following form:
"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION THEREFROM AND AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."
SECTION 6.  Termination.
6.1          This Agreement may be terminated by either party upon written notice if (i) the Closing does not occur by December 31, 2017 (the "Termination Date") unless extended by mutual agreement, or (ii) in the event the other party is in material breach of this Agreement and has not cured such breach within thirty (30) days following written notice thereof. This Agreement may also be terminated at any time prior to the Closing Date by mutual written consent of the Company and the Shareholders.
6.2          Any one of the Parties shall be entitled to the remedy of specific performance in the event it is ready, willing and able in good faith to proceed with the Closing and any other Party is able to perform but fails to take all steps necessary to perform and complete the Closing.
6.3          If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement; provided,  however, that no such termination shall relieve or release the Shareholders or the Company from any obligations or liabilities arising out of their breach of this Agreement prior to its termination.
SECTION 7.  Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the Shareholders and the Company contained herein shall survive the Closing.
SECTION 8.  Indemnification and Remedies.
8.1          Subject to the terms and conditions of this Section 8,the Shareholders agree to indemnify and hold the Company harmless against any and all losses, costs and expenses (including legal expenses, taxes (including any interest and penalties) and other expenses), resulting from or relating to:
(a)
any misrepresentation or breach of any representation or warranty of the Shareholders contained in this Agreement or in any certificate or other instrument delivered by the Shareholders at the Closing;

(b)	any breach of any covenant of the Shareholders contained in this Agreement; and
(c)	any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.
Any payments made pursuant to this Section 8 shall be treated as an adjustment to the purchase price for United States federal income tax purposes. The Shareholders' indemnification obligations under this Agreement are capped at the amount of the purchase price, other than for fraud.
8.2.          In any instance in which the Shareholders (the "Indemnifying Party") shall be required to indemnify the Company (the "Indemnified Party") under this Agreement: (a) the Indemnified Party shall give prompt notice of any claim to the Indemnifying Party, provided, that any delay shall not affect the Indemnified Party's rights except to the extent of actual and material prejudice, (b) the Indemnified Party shall not make any admission or offer or accept any compromise without prior written consent of the Indemnified Party, (c) the Indemnifying Party may, at its option, assume defense of any proceeding, and (d) all indemnified defense costs shall be paid or reimbursed by the Indemnifying Party promptly following invoicing thereof.
SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email transmission) and shall be given, if to the Company, to:

Trust Company Complex,
Ajeltake Road, Ajeltake Island,
Majuro, Marshall Islands MH96960 Attention: Petros Panagiotidis
Email: petrospan@castormaritime.com

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gary J. Wolfe and Robert E. Lustrin
Email: wolfe@sewkis.com and lustrin@sewkis.com
if to the Shareholders, to the mailing address and email notified by each Shareholder separately to the Company by a separate letter to be sent either by registered mail or by email no later than seven (7) business days from the date of this Agreement.

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York local time on a business day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day.
SECTION 10.          Entire Agreement Effect on Prior Documents.  This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.
SECTION 11.          Amendments; Waiver.  Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Shareholders and the Company.
SECTION 12.          Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Delivery of an executed copy of this Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy.
SECTION 13.         Headings; Interpretation.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use in this Agreement of the term "including" means "including without limitation". All references to monetary amounts are to the currency of the United States.
SECTION 14.          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, provided, in the event enforcement of this Agreement in the absence of the unenforceable or invalid provision would result in a party being deprived of a material benefit of the original bargain, the parties will in good faith reform this Agreement to reflect their original intentions as closely as possible.
SECTION 15.          Expenses. Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder.
SECTION 16.          Further Assurances. From and after the Closing, upon the request of a party, the other party will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and Spetses and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of tax returns and other tax-related documents.

SECTION 17.          Public Announcements.  Neither party nor any of their affiliates shall issue any press release or make any other public statement or schedule any press conference or conference call without the consent of the Company (in the case of the Shareholders and their affiliates) or the Shareholders (in the case of the Company and their affiliates), which consent shall not be unreasonably withheld, conditioned or delayed.
SECTION 18.          Governing Law; Jurisdiction; Waivers.
20.1. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the law of the Republic of the Marshall Islands is mandatorily applicable to this Agreement.
20.2. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF PIRAEUS, GREECE TO SETTLE ANY DISPUTE OR CLAIM THAT ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER OR FORMATION (INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS)
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
SHAREHOLDERS:
CASTOR MARITIME INC.		THALASSA INVESTMENT CO. S.A.
By:	/s/ Petros Panagiotidis	By:	/s/ Loucas Hadjiyiangou
Name:	Petros Panagiotidis	Name:	Loucas Hadjiyiangou
Title:	Director, President, CEO	Title:	Director

SPETSES SHIPPING CO.		UNIVERSE SHIPPING INC
By:	/s/ Thaleia Kamilieri	By:	/s/ Savvas Polydorou
Name:	Thaleia Kamilieri	Name:	Savvas Polydorou
Title:	Director	Title:	Director

SIMPLE LIFE CORP
By:	/s/ Nikole Skoufidou
Name:	Nikole Skoufidou
Title:	Director

INFINITY SHIPPING INC
By:	/s/ Areti Charidemou
Name:	Areti Charidemou
Title:	Director

BALMONT NAVIGATION COMPANY
By:	/s/ Socrates Ellinas
Name:	Socrates Ellinas
Title:	Director

MEJEN NAVIGATION CO.
By:	/s/ Petros Petrou
Name:	Petros Petrou
Title:	Director

MALPAIS SHIPTRADE INC.
By:	/s/ Dimitrakis Petrou
Name:	Dimitrakis Petrou
Title:	Director

TANISHA INVESTMENT INC.
By:	/s/ Georgios Antoniou
Name:	Georgios Antoniou
Title:	Director

MATTELL CHARTERING LIMITED
By:	/s/ Antroulla Papathoma
Name:	Antroulla Papathoma
Title:	Director

Schedule A.1
Table of Shareholders of Common Stock
Shareholders of Common Stock	Number of Common Shares of the Company issued	Number of Common Shares of Spetses exchanged
Thalassa Investment Co. S.A.	1,248,000	260
Universe Shipping Inc	235,200	49
Simple Life Corp	230,400	48
Infinity Shipping Inc	115,200	24
Balmont Navigation Company	115,200	24
Mejen Navigation Co.	115,200	24
Malpais Shiptrade Inc.	115,200	24
Tanisha Investment Inc.	115,200	24
Mattell Chartering Limited	110,400	23

Schedule A.2
Table of Holders of Series A Preferred Shares
Holders of Series A Preferred Shares of the Company	Number of Series A Preferred Shares of the Company
Universe Shipping Inc	98,000
Simple Life Corp	96,000
Infinity Shipping Inc	48,000
Balmont Navigation Company	48,000
Mejen Navigation Co.	48,000
Malpais Shiptrade Inc.	48,000
Tanisha Investment Inc.	48,000
Mattell Chartering Limited	46,000

Schedule A.3
Table of Holders of Series B Preferred Shares

Holders of Series B Preferred Shares of the Company	Number of Series B Preferred Shares of the Company
Thalassa Investment Co. S.A.	12,000